Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2017
OF $118.3 MILLION AND DILUTED EARNINGS PER SHARE OF $0.81

Pasadena, California - July 20, 2017 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2017. For the second quarter of 2017, net income was $118.3 million or $0.81 per diluted share. Second quarter 2017 return on average assets was 1.36%, return on average equity was 13.05% and tangible return on average tangible equity1 was 15.30%.

“Second quarter results continued East West’s positive momentum from the first quarter. In the second quarter of 2017, total loans grew $732 million or 11% annualized to a record $27.2 billion from $26.5 billion as of March 31, 2017. Total deposits grew $611 million or 8% annualized to a record $31.2 billion as of June 30, 2017 from $30.5 billion at the end of the previous quarter,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.

“East West’s balance sheet growth during the quarter, augmented by the positive impact of rising short-term interest rates on our loan portfolio, resulted in net interest income growth of 7% and net interest margin expansion of 16 basis points linked quarter,” continued Ng. “For the second quarter of 2017, the yield on our loan portfolio expanded by 17 basis points from the prior quarter, compared to a modest increase in the cost of deposits of four basis points.”

“In addition, our strong operating performance was supported by stable asset quality. Quarter over quarter, nonperforming assets declined by 8%, to 0.37% of total assets. The allowance for loan losses to loans held-for-investment increased to 1.02%, in part due to annualized net recoveries of four basis points for the quarter. In summary, second quarter results were consistent with East West’s track record of delivering long-term shareholder value through attractive growth and profitability,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

HIGHLIGHTS OF RESULTS

•
Strong Earnings - Net income of $118.3 million for the second quarter of 2017 increased by 15% compared to $103.3 million for the second quarter of 2016, and diluted earnings per share (“EPS”) of $0.81 increased by 14% year-over-year from $0.71. Net income and diluted EPS for the second quarter of 2017 both decreased by 30% compared to net income of $169.7 million and EPS of $1.16 for the first quarter of 2017; first quarter results were positively impacted by the sale of a commercial property and a lower tax expense due to a change in the accounting for stock-based compensation. Second quarter 2017 adjusted[2] pre-tax, pre-provision (“PTPP”) income of $198.0 million increased by 10% compared to $179.6 million in the first quarter. Year-over-year, adjusted PTPP income increased by 20% compared to $165.0 million in the second quarter of 2016.

•
Net Interest Income Growth and Net Interest Margin Expansion - Net interest income totaled $290.1 million for the second quarter of 2017, an increase of $18.0 million or 7% linked quarter. Accounting Standard Codification (“ASC”) 310-30 discount accretion income was $6.3 million this quarter, compared to $3.2 million in the prior quarter. Excluding this discount accretion income, second quarter 2017 adjusted[3] net interest income of $283.8 million increased by $14.9 million or 6% sequentially, due to growth in the loan portfolio and the positive impact of recent short-term interest rate increases. Second quarter 2017 net interest margin (“NIM”) of 3.49% expanded by 16 basis points linked quarter; the adjusted[3] NIM of 3.41% expanded by 12 basis points linked quarter.

•
Record Loans - Total loans of $27.2 billion as of June 30, 2017 were up $732 million or 11% annualized from $26.5 billion as of March 31, 2017. Total loans grew by 12% year-over-year. The sequential quarter loan growth was driven by strong performance in single-family residential mortgages, as well as continued growth in our commercial loans and a more modest net increase in our commercial real estate and multifamily portfolios.

•
Record Deposits - Total deposits of $31.2 billion as of June 30, 2017 were up $611 million or 8% annualized from $30.5 billion as of March 31, 2017. Total deposits grew by 10% year-over-year. The sequential quarter growth in deposits was primarily due to increases in interest-bearing checking, time, money market and savings deposits. Noninterest-bearing demand deposits decreased by $199 million to $10.5 billion as of June 30, 2017, comprising 34% of total deposits, down modestly from 35% as of March 31, 2017.

•
Steady Asset Quality -The allowance for loan losses increased to $276.3 million, or 1.02% of loans held-for-investment (“HFI”) as of June 30, 2017, compared to $263.1 million, or 0.99% of loans HFI as of March 31, 2017. In the second quarter of 2017, annualized net recoveries were 0.04% of average loans HFI, compared to annualized net charge-offs of 0.08% in the previous quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets decreased to $133.0 million, or 0.37% of total assets, as of June 30, 2017, compared to $144.8 million, or 0.41% of total assets, as of March 31, 2017.

•
Capital Ratios - Capital levels for East West continue to be solid. Tangible equity per common share as of June 30, 2017 was $21.93, an increase of 3% linked quarter and 13% year-over-year. As of June 30, 2017, the tangible equity to tangible assets ratio[4] was 8.95%, the Common Equity Tier 1 (“CET1”) capital ratio was 11.3%, and the total risk-based capital ratio was 12.8%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[4] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

QUARTERLY RESULTS SUMMARY

	Three Months Ended
($ in millions, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016

Net income	$118.3	$169.7	$103.3
Earnings per share (diluted)	$0.81	$1.16	$0.71
Adjusted earnings per share (diluted) (1)	$0.81	$0.88	$0.71
Tangible equity (1) per common share	$21.93	$21.20	$19.36
Tangible equity (1) to tangible assets	8.95%	8.79%	8.60%
Return on average assets (2)	1.36%	1.97%	1.27%
Return on average equity (2)	13.05%	19.71%	12.71%
Tangible return on average tangible equity (1)(2)	15.30%	23.21%	15.28%
Adjusted return on average assets (1)(2)	1.36%	1.49%	1.27%
Adjusted return on average equity (1)(2)	13.05%	14.88%	12.71%
Adjusted tangible return on average tangible equity (1)(2)	15.30%	17.57%	15.28%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.27%	2.09%	2.04%
Net interest income	$290.1	$272.1	$253.6
Adjusted net interest income (1)	$283.8	$268.9	$240.3
Net interest margin (2)	3.49%	3.33%	3.31%
Adjusted net interest margin (1)(2)	3.41%	3.29%	3.13%
Cost of deposits (2)	0.36%	0.32%	0.29%
Adjusted efficiency ratio (1)	41.3%	43.3%	44.6%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2017

Our current outlook for the expected full year 2017 results, compared to our full year 2016 results, is as follows:

•	End of Period Loans: increase at a percentage rate in the low double digits. This is unchanged from our previous outlook.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion income): between 3.35% and 3.45%. This is unchanged from our previous outlook.

•	Noninterest Expense (excluding tax credit amortization & core deposit intangible amortization): increase at a percentage rate in the low single digits. This is unchanged from our previous outlook.

•	Provision for Credit Losses: in the range of $40 million to $50 million. This is unchanged from our previous outlook.

•
Tax Items: projecting investment in renewable energy and historical tax credits of $115 million, and related tax credit amortization of $95 million. This, along with other tax items, is expected to result in a full year 2017 effective tax rate of 26%. This compares to our previous outlook of $95 million of tax credit investments, $75 million of related tax credit amortization, and an effective tax rate in the range of 26% to 29%.

•
Interest Rates: our outlook incorporates the current forward rate curve; as such, it assumes one more Fed Funds rate increase in December 2017. Our previous outlook incorporated Fed Funds rate increases in June and November.

OPERATING RESULTS SUMMARY

Second Quarter 2017 Compared to First Quarter 2017

Net Interest Income
Net interest income totaled $290.1 million, a 7% increase from $272.1 million.

•
Adjusted net interest income, excluding ASC 310-30 discount accretion income, increased by $14.9 million or 6% to $283.8 million; ASC 310-30 discount accretion increased by $3.0 million to $6.3 million.

•	Average loans of $26.7 billion grew by $612 million or 9% annualized from $26.1 billion.

•	Average deposits of $30.2 billion grew by $490 million or 7% annualized from $29.7 billion.

•	Average noninterest-bearing demand deposits comprised 34% of total deposits, similar to the prior quarter.

•	The average loan-to-deposits ratio was 88%, similar to the prior quarter.

Net Interest Margin
Net interest margin expanded by 16 basis points to 3.49% from 3.33%.

•	Excluding the impact of ASC 310-30 discount accretion income, adjusted NIM expanded by 12 basis points to 3.41% from 3.29%.

•	The yield on average loans expanded by 17 basis points to 4.40% from 4.23%; the adjusted[5] loan yield expanded by 13 basis points to 4.30% from 4.17%.

•	The cost of deposits increased by four basis points to 0.36% from 0.32%.

•	The sequential quarter NIM expansion reflects loan growth and the positive impact of rising short-term interest rates.

Noninterest Income
Total noninterest income of $47.4 million was up by $3.0 million sequentially, or 7%, from adjusted6 noninterest income of $44.4 million, which excludes the gain on sale of the commercial property during the first quarter. Total fees and other operating income of $42.1 million increased by $3.3 million or 9% from $38.8 million in the first quarter. The increase in fee income was broad-based across most of our fee income businesses.

The following table presents total fees and other operating income for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016.

($ in thousands)	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Branch fees	$10,700	$10,296	$10,353
Letters of credit fees and foreign exchange income	11,986	11,069	10,943
Ancillary loan fees and other income	5,907	4,982	4,285
Wealth management fees	3,537	4,530	2,778
Derivative fees and other income	3,765	2,506	1,444
Other fees and operating income	6,197	5,405	6,502
Total fees and other operating income	$42,092	$38,788	$36,305

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[6] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

Noninterest Expense & Effective Tax Rate
Noninterest expense totaled $169.1 million, comprising $139.5 million of adjusted7 noninterest expense, $27.9 million of tax credit amortization and $1.8 million of core deposit intangible amortization.

•	Adjusted noninterest expense of $139.5 million increased by $2.6 million or 2% linked quarter. The adjusted[7] efficiency ratio of 41.3% improved by 192 basis points from 43.3%.

•	Compensation expense of $80.7 million decreased by 5% from a seasonally higher $84.6 million in the first quarter of 2017.

•	The Company’s effective tax rate was 25.0%, compared to an effective tax rate of 25.6% in the prior quarter.

•
During the second quarter, the Company closed an additional renewable energy tax credit investment, which contributed $8.7 million to the tax credit amortization expense for the quarter and reduced the effective tax rate to 25.0%. For the remainder of the year, the tax credit amortization expense is projected to be approximately $50 million, and the full year 2017 effective tax rate is projected to be 26%.

CREDIT QUALITY

The allowance for loan losses totaled $276.3 million or 1.02% of loans HFI as of June 30, 2017, compared to $263.1 million or 0.99% of loans HFI, and $266.8 million or 1.10% of loans HFI as of March 31, 2017 and June 30, 2016, respectively.

•	The Company recorded a provision for credit losses of $10.7 million in the current quarter, compared to $7.1 million in the first quarter of 2017, and $6.1 million in the second quarter of 2016.

•
In the second quarter of 2017, annualized net recoveries were $2.6 million or 0.04% of average loans HFI, compared to annualized net charge-offs of $5.4 million or 0.08% of average loans HFI in the first quarter of 2017, and annualized net charge-offs of $0.6 million or 0.01% of average loans HFI in the second quarter of 2016. The net recoveries in the second quarter of 2017 were in all loan categories, with the largest impact from commercial loan net recoveries of $1.7 million.

•
Non-PCI nonperforming assets decreased by $11.8 million, or 8% linked quarter, to $133.0 million, or 0.37% of total assets, as of June 30, 2017, compared to 0.41% as of March 31, 2017 and 0.54% as of June 30, 2016.

CAPITAL STRENGTH

Capital levels for East West continue to be solid. Tangible equity per common share as of June 30, 2017 was $21.93, an increase of 3% linked quarter and 13% year-over-year. The following table presents the regulatory capital ratios for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016.

Regulatory Capital Metrics	Basel III
($ in millions)	June 30, 2017 (a)	March 31, 2017	June 30, 2016	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	11.3%	11.1%	10.7%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	11.3%	11.1%	10.7%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.8%	12.6%	12.4%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.3%	9.0%	8.7%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$28,453	$28,088	$26,160	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s June 30, 2017 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

[7] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2017 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on August 15, 2017 to shareholders of record on August 1, 2017.

Conference Call

East West will host a conference call to discuss second quarter 2017 earnings with the public on Thursday, July 20, 2017 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2017 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on July 20, 2017 at 11:30 a.m. Pacific Time through August 20, 2017. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10109143.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $35.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight - Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2017 % Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$429,121	$346,005	$362,220	24.0%	18.5%
Interest-bearing cash with banks	2,323,355	2,088,638	1,230,576	11.2	88.8
Cash and cash equivalents	2,752,476	2,434,643	1,592,796	13.1	72.8
Interest-bearing deposits with banks	296,679	249,849	229,979	18.7	29.0
Securities purchased under resale agreements (“resale agreements”) (1)	1,300,000	1,650,000	1,850,000	(21.2)	(29.7)
Investment securities	2,943,856	3,094,531	3,399,540	(4.9)	(13.4)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,173	73,019	73,374	0.2	(0.3)
Loans held-for-sale	11,649	28,931	51,290	(59.7)	(77.3)
Loans held-for-investment (net of allowance for loan losses of $276,316, $263,094 and $266,768)	26,934,350	26,198,198	23,969,599	2.8	12.4
Investments in qualified affordable housing partnerships, net	169,103	176,965	179,657	(4.4)	(5.9)
Investments in tax credit and other investments, net	189,405	177,023	178,185	7.0	6.3
Goodwill	469,433	469,433	469,433	—	—
Other assets	777,493	789,534	958,359	(1.5)	(18.9)
Total assets	$35,917,617	$35,342,126	$32,952,212	1.6%	9.0%

Liabilities and Stockholders’ Equity
Customer deposits	$31,154,287	$30,542,975	$28,217,243	2.0%	10.4%
Short-term borrowings	24,426	42,023	29,499	(41.9)	(17.2)
FHLB advances	322,756	322,196	320,526	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	200,000	200,000	(75.0)	(75.0)
Long-term debt	176,450	181,388	196,204	(2.7)	(10.1)
Accrued expenses and other liabilities	519,437	487,590	691,830	6.5	(24.9)
Total liabilities	32,247,356	31,776,172	29,655,302	1.5	8.7
Stockholders’ equity	3,670,261	3,565,954	3,296,910	2.9	11.3
Total liabilities and stockholders’ equity	$35,917,617	$35,342,126	$32,952,212	1.6%	9.0%

Book value per common share	$25.40	$24.68	$22.88	2.9%	11.0%
Tangible equity (2) per common share	$21.93	$21.20	$19.36	3.4	13.3
Tangible equity to tangible assets ratio (2)	8.95%	8.79%	8.60%	1.8	4.1
Number of common shares at period-end	144,486	144,462	144,102	—	0.3

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of June 30, 2017, March 31, 2017, and June 30, 2016, $400.0 million, $250.0 million and $250.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2017 % Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,465,030	$8,302,098	$7,806,903	2.0%	8.4%
Real estate - land and construction	660,819	684,792	659,686	(3.5)	0.2
Commercial	10,187,349	9,918,072	9,148,803	2.7	11.4
Real estate - single-family	4,001,488	3,700,072	3,208,724	8.1	24.7
Real estate - multifamily	1,772,741	1,732,695	1,347,850	2.3	31.5
Consumer	2,123,239	2,123,563	2,064,401	—	2.9
Total loans held-for-investment (1)(2)	27,210,666	26,461,292	24,236,367	2.8	12.3
Loans held-for-sale	11,649	28,931	51,290	(59.7)	(77.3)
Total loans (1)(2), including loans held-for-sale	27,222,315	26,490,223	24,287,657	2.8	12.1
Allowance for loan losses	(276,316)	(263,094)	(266,768)	5.0	3.6
Net loans (1)(2)	$26,945,999	$26,227,129	$24,020,889	2.7%	12.2%

Customer deposits:
Noninterest-bearing demand	$10,460,230	$10,658,946	$9,487,180	(1.9)%	10.3%
Interest-bearing checking	4,059,046	3,803,710	3,515,065	6.7	15.5
Money market	8,193,086	7,990,253	7,410,574	2.5	10.6
Savings	2,368,611	2,247,902	2,072,065	5.4	14.3
Total core deposits	25,080,973	24,700,811	22,484,884	1.5	11.5
Time deposits	6,073,314	5,842,164	5,732,359	4.0	5.9
Total deposits	$31,154,287	$30,542,975	$28,217,243	2.0%	10.4%

(1)	Includes $(9.6) million, $(4.7) million and $151 thousand as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively, of net deferred loan fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $42.9 million, $46.7 million and $61.7 million as of June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2017 % Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$322,775	$302,669	$278,865	6.6%	15.7%
Interest expense	32,684	30,547	25,281	7.0	29.3
Net interest income before provision for credit losses	290,091	272,122	253,584	6.6	14.4
Provision for credit losses	10,685	7,068	6,053	51.2	76.5
Net interest income after provision for credit losses	279,406	265,054	247,531	5.4	12.9
Noninterest income	47,400	116,023	44,264	(59.1)	7.1
Noninterest expense	169,121	153,073	148,879	10.5	13.6
Income before income taxes	157,685	228,004	142,916	(30.8)	10.3
Income tax expense	39,355	58,268	39,632	(32.5)	(0.7)
Net income	$118,330	$169,736	$103,284	(30.3)%	14.6%
Earnings per share (“EPS”)
- Basic	$0.82	$1.18	$0.72	(30.5)%	13.9%
- Diluted	$0.81	$1.16	$0.71	(30.2)	14.1
Weighted average number of shares outstanding
- Basic	144,485	144,249	144,101	0.2%	0.3%
- Diluted	145,740	145,732	145,078	—	0.5

	Three Months Ended			June 30, 2017 % Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,700	$10,296	$10,353	3.9%	3.4%
Letters of credit fees and foreign exchange income	11,986	11,069	10,943	8.3	9.5
Ancillary loan fees and other income	5,907	4,982	4,285	18.6	37.9
Wealth management fees	3,537	4,530	2,778	(21.9)	27.3
Derivative fees and other income	3,765	2,506	1,444	50.2	160.7
Net gains on sales of loans	1,546	2,754	2,882	(43.9)	(46.4)
Net gains on sales of available-for-sale investment securities	2,720	2,474	2,836	9.9	(4.1)
Net gains on sales of fixed assets	1,042	72,007	2,241	(98.6)	(53.5)
Other fees and operating income	6,197	5,405	6,502	14.7	(4.7)
Total noninterest income	$47,400	$116,023	$44,264	(59.1)%	7.1%
Noninterest expense:
Compensation and employee benefits	$80,744	$84,603	$73,287	(4.6)%	10.2%
Occupancy and equipment expense	15,554	15,640	15,748	(0.5)	(1.2)
Deposit insurance premiums and regulatory assessments	5,779	5,929	5,473	(2.5)	5.6
Legal expense	2,552	3,062	4,346	(16.7)	(41.3)
Data processing	3,058	2,947	3,295	3.8	(7.2)
Consulting expense	4,769	1,919	5,981	148.5	(20.3)
Deposit related expense	2,505	2,365	2,273	5.9	10.2
Computer software expense	5,462	3,968	3,194	37.7	71.0
Other operating expense	19,064	16,463	19,226	15.8	(0.8)
Amortization of tax credit and other investments	27,872	14,360	14,006	94.1	99.0
Amortization of core deposit intangibles	1,762	1,817	2,050	(3.0)	(14.0)
Total noninterest expense	$169,121	$153,073	$148,879	10.5%	13.6%

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2017 % Change
	June 30, 2017	June 30, 2016	Yr-o-Yr
Interest and dividend income	$625,444	$555,037	12.7%
Interest expense	63,231	49,249	28.4
Net interest income before provision for credit losses	562,213	505,788	11.2
Provision for credit losses	17,753	7,493	136.9
Net interest income after provision for credit losses	544,460	498,295	9.3
Noninterest income	163,423	84,777	92.8
Noninterest expense	322,194	295,485	9.0
Income before income taxes	385,689	287,587	34.1
Income tax expense	97,623	76,787	27.1
Net income	$288,066	$210,800	36.7%
EPS
- Basic	$2.00	$1.46	37.0%
- Diluted	$1.98	$1.45	36.6
Weighted average number of shares outstanding
- Basic	144,368	144,029	0.2%
- Diluted	145,774	144,973	0.6

	Six Months Ended		June 30, 2017 % Change
	June 30, 2017	June 30, 2016	Yr-o-Yr
Noninterest income:
Branch fees	$20,996	$20,575	2.0%
Letters of credit fees and foreign exchange income	23,055	20,496	12.5
Ancillary loan fees and other income	10,889	7,862	38.5
Wealth management fees	8,067	5,829	38.4
Derivative fees and other income	6,271	3,987	57.3
Net gains on sales of loans	4,300	4,809	(10.6)
Net gains on sales of available-for-sale investment securities	5,194	6,678	(22.2)
Net gains on sales of fixed assets	73,049	2,430	NM
Other fees and operating income	11,602	12,111	(4.2)
Total noninterest income	$163,423	$84,777	92.8%
Noninterest expense:
Compensation and employee benefits	$165,347	$145,124	13.9%
Occupancy and equipment expense	31,194	30,163	3.4
Deposit insurance premiums and regulatory assessments	11,708	10,891	7.5
Legal expense	5,614	7,353	(23.7)
Data processing	6,005	5,983	0.4
Consulting expense	6,688	14,433	(53.7)
Deposit related expense	4,870	4,593	6.0
Computer software expense	9,430	5,936	58.9
Other operating expense	35,527	38,694	(8.2)
Amortization of tax credit and other investments	42,232	28,161	50.0
Amortization of core deposit intangibles	3,579	4,154	(13.8)
Total noninterest expense	$322,194	$295,485	9.0%

NM Not Meaningful

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 5

Average Balances	Three Months Ended			June 30, 2017 % Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,351,403	$8,144,892	$7,837,172	2.5%	6.6%
Real estate - land and construction	655,588	673,441	639,865	(2.7)	2.5
Commercial	9,975,216	9,954,311	8,877,155	0.2	12.4
Real estate - single-family	3,816,572	3,553,488	3,069,573	7.4	24.3
Real estate - multifamily	1,764,720	1,655,048	1,370,356	6.6	28.8
Consumer	2,135,288	2,105,998	2,094,746	1.4	1.9
Total loans (1)	$26,698,787	$26,087,178	$23,888,867	2.3%	11.8%

Investment securities	$2,962,201	$3,260,004	$3,328,548	(9.1)%	(11.0)%
Interest-earning assets	$33,295,012	$33,095,396	$30,783,445	0.6%	8.2%
Total assets	$34,994,935	$34,928,031	$32,591,398	0.2%	7.4%

Customer deposits:
Noninterest-bearing demand	$10,195,755	$10,112,174	$9,135,008	0.8%	11.6%
Interest-bearing checking	3,872,347	3,598,809	3,423,831	7.6	13.1
Money market	7,964,286	7,942,833	7,582,827	0.3	5.0
Savings	2,295,299	2,284,116	2,035,209	0.5	12.8
Total core deposits	24,327,687	23,937,932	22,176,875	1.6	9.7
Time deposits	5,871,236	5,771,387	5,899,503	1.7	(0.5)
Total deposits	$30,198,923	$29,709,319	$28,076,378	1.6%	7.6%

Interest-bearing liabilities	$20,662,124	$20,786,169	$19,686,794	(0.6)%	5.0%
Stockholders’ equity	$3,637,695	$3,493,396	$3,267,936	4.1%	11.3%

Selected Ratios (2)	Three Months Ended			June 30, 2017 Basis Point Change
	June 30, 2017	March 31, 2017	June 30, 2016	Qtr-o-Qtr	Yr-o-Yr
Return on average assets	1.36%	1.97%	1.27%	(61) bps	9 bps
Adjusted return on average assets (3)	1.36%	1.49%	1.27%	(13)	9
Return on average equity	13.05%	19.71%	12.71%	(666)	34
Adjusted return on average equity (3)	13.05%	14.88%	12.71%	(183)	34
Tangible return on average tangible equity (3)	15.30%	23.21%	15.28%	(791)	2
Adjusted tangible return on average tangible equity (3)	15.30%	17.57%	15.28%	(227)	2
Interest rate spread	3.26%	3.11%	3.12%	15	14
Net interest margin	3.49%	3.33%	3.31%	16	18
Adjusted net interest margin (3)	3.41%	3.29%	3.13%	12	28
Average loan yield	4.40%	4.23%	4.28%	17	12
Adjusted average loan yield (3)	4.30%	4.17%	4.05%	13	25
Yield on average interest-earning assets	3.89%	3.71%	3.64%	18	25
Cost of interest-bearing deposits	0.54%	0.49%	0.43%	5	11
Cost of deposits	0.36%	0.32%	0.29%	4	7
Cost of funds	0.42%	0.40%	0.35%	2	7
Adjusted pre-tax, pre-provision profitability ratio (3)	2.27%	2.09%	2.04%	18	23
Adjusted noninterest expense/average assets (3)	1.60%	1.59%	1.64%	1	(4)
Adjusted efficiency ratio (3)	41.33%	43.25%	44.59%	(192) bps	(326) bps

(1)	Includes average balances of ASC 310-30 discount of $45.4 million, $48.6 million and $66.0 million for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

(2)	Annualized except for efficiency ratio.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 6

Average Balances	Six Months Ended		June 30, 2017 % Change
	June 30, 2017	June 30, 2016	Yr-o-Yr
Loans:
Real estate - commercial	$8,248,718	$7,771,866	6.1%
Real estate - land and construction	664,465	643,210	3.3
Commercial	9,968,745	8,868,480	12.4
Real estate - single-family	3,690,782	3,062,732	20.5
Real estate - multifamily	1,710,111	1,446,504	18.2
Consumer	2,120,724	2,061,278	2.9
Total loans (1)	$26,403,545	$23,854,070	10.7%

Investment securities	$3,110,280	$3,296,674	(5.7)%
Interest-earning assets	$33,204,629	$30,690,954	8.2%
Total assets	$34,961,668	$32,539,060	7.4%

Customer deposits:
Noninterest-bearing demand	$10,154,195	$8,952,380	13.4%
Interest-bearing checking	3,736,334	3,391,665	10.2
Money market	7,953,618	7,504,312	6.0
Savings	2,289,739	1,998,311	14.6
Total core deposits	24,133,886	21,846,668	10.5
Time deposits	5,821,587	6,100,827	(4.6)
Total deposits	$29,955,473	$27,947,495	7.2%

Interest-bearing liabilities	$20,723,804	$19,826,553	4.5%
Stockholders’ equity	$3,565,944	$3,224,652	10.6%

Selected Ratios (2)	Six Months Ended		June 30, 2017 Basis Point Change
	June 30, 2017	June 30, 2016	Yr-o-Yr
Return on average assets	1.66%	1.30%	36 bps
Adjusted return on average assets (3)	1.42%	1.30%	12
Return on average equity	16.29%	13.15%	314
Adjusted return on average equity (3)	13.94%	13.15%	79
Tangible return on average tangible equity (3)	19.14%	15.87%	327
Adjusted tangible return on average tangible equity (3)	16.40%	15.87%	53
Interest rate spread	3.18%	3.14%	4
Net interest margin	3.41%	3.31%	10
Adjusted net interest margin (3)	3.35%	3.13%	22
Average loan yield	4.32%	4.28%	4
Adjusted average loan yield (3)	4.24%	4.04%	20
Yield on average interest-earning assets	3.80%	3.64%	16
Cost of interest-bearing deposits	0.52%	0.42%	10
Cost of deposits	0.34%	0.29%	5
Cost of funds	0.41%	0.34%	7
Adjusted pre-tax, pre-provision profitability ratio (3)	2.18%	2.02%	16
Adjusted noninterest expense/average assets (3)	1.59%	1.63%	(4)
Adjusted efficiency ratio (3)	42.26%	44.56%	(230) bps

(1)	Includes average balances of ASC 310-30 discount of $47.0 million and $71.3 million for the six months ended June 30, 2017 and June 30, 2016, respectively.

(2)	Annualized except for efficiency ratio.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2017			March 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,191,730	$7,552	1.38%	$1,676,333	$5,116	1.24%
Resale agreements (2)	1,369,231	7,853	2.30%	1,997,222	9,468	1.92%
Investment securities	2,962,201	13,861	1.88%	3,260,004	15,247	1.90%
Loans (3)	26,698,787	293,039	4.40%	26,087,178	272,061	4.23%
FHLB and FRB stock	73,063	470	2.58%	74,659	777	4.22%
Total interest-earning assets	33,295,012	322,775	3.89%	33,095,396	302,669	3.71%

Noninterest-earning assets:
Cash and due from banks	386,213			388,410
Allowance for loan losses	(264,869)			(263,957)
Other assets	1,578,579			1,708,182
Total assets	$34,994,935			$34,928,031

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,872,347	$4,183	0.43%	$3,598,809	$3,587	0.40%
Money market deposits	7,964,286	10,145	0.51%	7,942,833	8,436	0.43%
Savings deposits	2,295,299	1,386	0.24%	2,284,116	1,329	0.24%
Time deposits	5,871,236	11,331	0.77%	5,771,387	10,320	0.73%
Federal funds purchased and other short-term borrowings	37,609	252	2.69%	55,329	413	3.03%
FHLB advances	322,410	1,761	2.19%	600,736	2,030	1.37%
Repurchase agreements (2)	117,582	2,273	7.75%	346,667	3,143	3.68%
Long-term debt	181,355	1,353	2.99%	186,292	1,289	2.81%
Total interest-bearing liabilities	20,662,124	32,684	0.63%	20,786,169	30,547	0.60%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,195,755			10,112,174
Accrued expenses and other liabilities	499,361			536,292
Stockholders’ equity	3,637,695			3,493,396
Total liabilities and stockholders’ equity	$34,994,935			$34,928,031

Interest rate spread			3.26%			3.11%
Net interest income and net interest margin		$290,091	3.49%		$272,122	3.33%
Adjusted net interest income and net interest margin (4)		$283,830	3.41%		$268,889	3.29%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $45.4 million and $48.6 million for the three months ended June 30, 2017 and March 31, 2017, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Three Months Ended
	June 30, 2017			June 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,191,730	$7,552	1.38%	$1,660,312	$3,112	0.75%
Resale agreements (2)	1,369,231	7,853	2.30%	1,832,417	7,968	1.75%
Investment securities	2,962,201	13,861	1.88%	3,328,548	12,852	1.55%
Loans (3)	26,698,787	293,039	4.40%	23,888,867	254,331	4.28%
FHLB and FRB stock	73,063	470	2.58%	73,301	602	3.30%
Total interest-earning assets	33,295,012	322,775	3.89%	30,783,445	278,865	3.64%

Noninterest-earning assets:
Cash and due from banks	386,213			337,348
Allowance for loan losses	(264,869)			(261,256)
Other assets	1,578,579			1,731,861
Total assets	$34,994,935			$32,591,398

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,872,347	$4,183	0.43%	$3,423,831	$2,979	0.35%
Money market deposits	7,964,286	10,145	0.51%	7,582,827	6,329	0.34%
Savings deposits	2,295,299	1,386	0.24%	2,035,209	1,038	0.21%
Time deposits	5,871,236	11,331	0.77%	5,899,503	10,016	0.68%
Federal funds purchased and other short-term borrowings	37,609	252	2.69%	24,143	169	2.82%
FHLB advances	322,410	1,761	2.19%	320,199	1,292	1.62%
Repurchase agreements (2)	117,582	2,273	7.75%	200,000	2,196	4.42%
Long-term debt	181,355	1,353	2.99%	201,082	1,262	2.52%
Total interest-bearing liabilities	20,662,124	32,684	0.63%	19,686,794	25,281	0.52%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,195,755			9,135,008
Accrued expenses and other liabilities	499,361			501,660
Stockholders’ equity	3,637,695			3,267,936
Total liabilities and stockholders’ equity	$34,994,935			$32,591,398

Interest rate spread			3.26%			3.12%
Net interest income and net interest margin		$290,091	3.49%		$253,584	3.31%
Adjusted net interest income and net interest margin (4)		$283,830	3.41%		$240,272	3.13%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $45.4 million and $66.0 million for the three months ended June 30, 2017 and 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 9

	Six Months Ended
	June 30, 2017			June 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$1,935,455	$12,668	1.32%	$1,856,550	$7,077	0.77%
Resale agreements (2)	1,681,492	17,321	2.08%	1,605,769	14,645	1.83%
Investment securities	3,110,280	29,108	1.89%	3,296,674	24,045	1.47%
Loans (3)	26,403,545	565,100	4.32%	23,854,070	507,873	4.28%
FHLB and FRB stock	73,857	1,247	3.40%	77,891	1,397	3.61%
Total interest-earning assets	33,204,629	625,444	3.80%	30,690,954	555,037	3.64%

Noninterest-earning assets:
Cash and due from banks	387,306			347,531
Allowance for loan losses	(264,415)			(262,736)
Other assets	1,634,148			1,763,311
Total assets	$34,961,668			$32,539,060

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,736,334	$7,770	0.42%	$3,391,665	$5,805	0.34%
Money market deposits	7,953,618	18,581	0.47%	7,504,312	12,632	0.34%
Savings deposits	2,289,739	2,715	0.24%	1,998,311	2,047	0.21%
Time deposits	5,821,587	21,651	0.75%	6,100,827	19,175	0.63%
Federal funds purchased and other short-term borrowings	46,420	665	2.89%	12,937	178	2.77%
FHLB advances	460,804	3,791	1.66%	441,344	2,792	1.27%
Repurchase agreements (2)	231,492	5,416	4.72%	173,626	4,122	4.77%
Long-term debt	183,810	2,642	2.90%	203,531	2,498	2.47%
Total interest-bearing liabilities	20,723,804	63,231	0.62%	19,826,553	49,249	0.50%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,154,195			8,952,380
Accrued expenses and other liabilities	517,725			535,475
Stockholders’ equity	3,565,944			3,224,652
Total liabilities and stockholders’ equity	$34,961,668			$32,539,060

Interest rate spread			3.18%			3.14%

Net interest income and net interest margin		$562,213	3.41%		$505,788	3.31%
Adjusted net interest income and net interest margin (4)		$552,719	3.35%		$479,129	3.13%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $47.0 million and $71.3 million for the six months ended June 30, 2017 and 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$263,007	$260,402	$259,910
Provision for loan losses on non-PCI loans	10,680	8,046	7,220
Net recoveries (charge-offs):
Real estate - commercial	423	569	94
Real estate - land and construction	87	(124)	(91)
Commercial	1,652	(6,602)	(997)
Real estate - single-family	242	11	148
Real estate - multifamily	128	567	149
Consumer	19	138	78
Total net recoveries (charge-offs)	2,551	(5,441)	(619)
Allowance for non-PCI loans, end of period	276,238	263,007	266,511
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	87	118	328
Reversal of provision for loan losses on PCI loans	(9)	(31)	(71)
Allowance for PCI loans, end of period	78	87	257
Allowance for loan losses	276,316	263,094	266,768
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	15,174	16,121	21,414
Provision for (reversal of) unfunded credit reserves	14	(947)	(1,096)
Allowance for unfunded credit reserves, end of period	15,188	15,174	20,318
Allowance for credit losses	$291,504	$278,268	$287,086

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	June 30, 2017	March 31, 2017	June 30, 2016

Nonaccrual loans:
Real estate - commercial	$25,975	$33,716	$59,328
Real estate - land and construction	4,344	4,500	5,804
Commercial	87,189	92,093	82,464
Real estate - single-family	7,624	5,643	5,121
Real estate - multifamily	2,678	2,222	17,342
Consumer	2,996	2,981	1,743
Total nonaccrual loans	130,806	141,155	171,802
OREO, net	2,189	3,602	4,877
Total nonperforming assets	$132,995	$144,757	$176,679

Credit Quality Ratios	June 30, 2017	March 31, 2017	June 30, 2016

Non-PCI nonperforming assets to total assets (1)	0.37%	0.41%	0.54%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.48%	0.53%	0.71%
Allowance for loan losses to loans held-for-investment (1)	1.02%	0.99%	1.10%
Allowance for loan losses to non-PCI nonaccrual loans	211.24%	186.39%	155.28%
Net recoveries (charge-offs) (2) to average loans held-for-investment	0.04%	(0.08)%	(0.01)%

(1)	Total assets and loans held-for-investment include PCI loans of $565.5 million, $611.7 million and $794.0 million as of June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12

As previously disclosed on the March 30, 2017 Form 8-K, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. The table below shows the computation of the diluted earnings per common share excluding the after-tax effect of the gain on sale of the commercial property, return on average assets excluding the after-tax effect of the gain on sale of the commercial property and return on average equity excluding the after-tax effect of the gain on sale of the commercial property. Management believes that eliminating the effects of the gain on sale of the commercial property makes it easier to analyze the results by presenting them on a more comparable basis.

		Three Months Ended
		June 30, 2017	March 31, 2017	June 30, 2016
Net income	(a)	$118,330	$169,736	$103,284
Less: Gain on sale of the commercial property, net of tax (1)	(b)	—	(41,526)	—
Adjusted net income	(c)	$118,330	$128,210	$103,284

Diluted weighted average number of shares outstanding	(d)	145,740	145,732	145,078

Diluted EPS	(a)/(d)	$0.81	$1.16	$0.71
Diluted EPS impact of gain on sale of the commercial property, net of tax	(b)/(d)	—	(0.28)	—
Adjusted diluted EPS		$0.81	$0.88	$0.71

Average total assets	(e)	$34,994,935	$34,928,031	$32,591,398
Average stockholders’ equity	(f)	$3,637,695	$3,493,396	$3,267,936
Return on average assets (2)	(a)/(e)	1.36%	1.97%	1.27%
Adjusted return on average assets (2)	(c)/(e)	1.36%	1.49%	1.27%
Return on average equity (2)	(a)/(f)	13.05%	19.71%	12.71%
Adjusted return on average equity (2)	(c)/(f)	13.05%	14.88%	12.71%

		Six Months Ended
		June 30, 2017	June 30, 2016
Net income	(g)	$288,066	$210,800
Less: Gain on sale of the commercial property, net of tax (1)	(h)	(41,526)	—
Adjusted net income	(i)	$246,540	$210,800

Diluted weighted average number of shares outstanding	(j)	145,774	144,973

Diluted EPS	(g)/(j)	$1.98	$1.45
Diluted EPS impact of gain on sale of the commercial property, net of tax	(h)/(j)	(0.28)	—
Adjusted diluted EPS		$1.70	$1.45

Average total assets	(k)	$34,961,668	$32,539,060
Average stockholders’ equity	(l)	$3,565,944	$3,224,652
Return on average assets (2)	(g)/(k)	1.66%	1.30%
Adjusted return on average assets (2)	(i)/(k)	1.42%	1.30%
Return on average equity (2)	(g)/(l)	16.29%	13.15%
Adjusted return on average equity (2)	(i)/(l)	13.94%	13.15%

(1)	Applied statutory tax rate of 42.05%.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and adjusted noninterest income less adjusted noninterest expense, divided by average total assets. Adjusted noninterest income excludes the gain on sale of the commercial property (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2017	March 31, 2017	June 30, 2016
Net interest income before provision for credit losses	(a)	$290,091	$272,122	$253,584

Total noninterest income		47,400	116,023	44,264
Less: Gain on sale of the commercial property		—	(71,654)	—
Adjusted noninterest income	(b)	$47,400	$44,369	$44,264
Net interest income and adjusted noninterest income	(a)+(b) = (c)	$337,491	$316,491	$297,848

Total noninterest expense		$169,121	$153,073	$148,879
Less: Amortization of tax credit and other investments		(27,872)	(14,360)	(14,006)
Amortization of core deposit intangibles		(1,762)	(1,817)	(2,050)
Adjusted noninterest expense	(d)	$139,487	$136,896	$132,823
Adjusted pre-tax, pre-provision income	(c)-(d) = (e)	$198,004	$179,595	$165,025
Average total assets	(f)	$34,994,935	$34,928,031	$32,591,398
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.27%	2.09%	2.04%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.60%	1.59%	1.64%

		Six Months Ended
		June 30, 2017	June 30, 2016
Net interest income before provision for credit losses	(g)	$562,213	$505,788

Total noninterest income		163,423	84,777
Less: Gain on sale of the commercial property		(71,654)	—
Adjusted noninterest income	(h)	$91,769	$84,777
Net interest income and adjusted noninterest income	(g)+(h) = (i)	$653,982	$590,565

Total noninterest expense		$322,194	$295,485
Less: Amortization of tax credit and other investments		(42,232)	(28,161)
Amortization of premiums on deposits acquired		(3,579)	(4,154)
Adjusted noninterest expense	(j)	$276,383	$263,170
Adjusted pre-tax, pre-provision income	(i)-(j) = (k)	$377,599	$327,395
Average total assets	(l)	$34,961,668	$32,539,060
Adjusted pre-tax, pre-provision profitability ratio (1)	(k)/(l)	2.18%	2.02%
Adjusted noninterest expense (1)/average assets	(j)/(l)	1.59%	1.63%

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and adjusted noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		June 30, 2017	March 31, 2017	June 30, 2016
Adjusted noninterest expense	(m)	$139,487	$136,896	$132,823
Net interest income and adjusted noninterest income	(n)	$337,491	$316,491	$297,848
Adjusted efficiency ratio	(m)/(n)	41.33%	43.25%	44.59%

		Six Months Ended
		June 30, 2017	June 30, 2016
Adjusted noninterest expense	(o)	$276,383	$263,170
Net interest income and adjusted noninterest income	(p)	$653,982	$590,565
Adjusted efficiency ratio	(o)/(p)	42.26%	44.56%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14

The Company believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Six Months Ended
Yield on Average Loans		June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income on loans	(a)	$293,039	$272,061	$254,331	$565,100	$507,873
Less: ASC 310-30 discount accretion income		(6,261)	(3,233)	(13,312)	(9,494)	(26,659)
Adjusted interest income on loans	(b)	$286,778	$268,828	$241,019	$555,606	$481,214

Average loans	(c)	$26,698,787	$26,087,178	$23,888,867	$26,403,545	$23,854,070
Add: ASC 310-30 discount		45,398	48,566	65,957	46,973	71,347
Adjusted average loans	(d)	$26,744,185	$26,135,744	$23,954,824	$26,450,518	$23,925,417

Average loan yield (1)	(a)/(c)	4.40%	4.23%	4.28%	4.32%	4.28%
Adjusted average loan yield (1)	(b)/(d)	4.30%	4.17%	4.05%	4.24%	4.04%

Net Interest Margin
Net interest income	(e)	$290,091	$272,122	$253,584	$562,213	$505,788
Less: ASC 310-30 discount accretion income		(6,261)	(3,233)	(13,312)	(9,494)	(26,659)
Adjusted net interest income	(f)	$283,830	$268,889	$240,272	$552,719	$479,129

Average interest-earning assets	(g)	$33,295,012	$33,095,396	$30,783,445	$33,204,629	$30,690,954
Add: ASC 310-30 discount		45,398	48,566	65,957	46,973	71,347
Adjusted average interest-earning assets	(h)	$33,340,410	$33,143,962	$30,849,402	$33,251,602	$30,762,301

Net interest margin (1)	(e)/(g)	3.49%	3.33%	3.31%	3.41%	3.31%
Adjusted net interest margin (1)	(f)/(h)	3.41%	3.29%	3.13%	3.35%	3.13%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders’ equity which has been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

		June 30, 2017	March 31, 2017	June 30, 2016
Stockholders’ equity		$3,670,261	$3,565,954	$3,296,910
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(32,012)	(33,843)	(37,696)
Tangible equity	(a)	$3,168,816	$3,062,678	$2,789,781

Total assets		$35,917,617	$35,342,126	$32,952,212
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(32,012)	(33,843)	(37,696)
Tangible assets	(b)	$35,416,172	$34,838,850	$32,445,083
Tangible equity to tangible assets ratio	(a)/(b)	8.95%	8.79%	8.60%

Adjusted tangible return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effect of the amortization of core deposit intangibles, the after-tax effect of the amortization of mortgage servicing assets and the after-tax effect of the gain on sale of the commercial property.

		Three Months Ended
		June 30, 2017	March 31, 2017	June 30, 2016
Net Income		$118,330	$169,736	$103,284
Add: Amortization of core deposit intangibles, net of tax (2)		1,021	1,053	1,188
Amortization of mortgage servicing assets, net of tax (2)		241	266	377
Tangible net income	(c)	$119,592	$171,055	$104,849
Less: Gain on sale of the commercial property, net of tax(2)		—	(41,526)	—
Adjusted tangible net income	(d)	$119,592	$129,529	$104,849

Average stockholders’ equity		$3,637,695	$3,493,396	$3,267,936
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets (1)		(33,101)	(34,987)	(38,867)
Average tangible equity	(e)	$3,135,161	$2,988,976	$2,759,636
Tangible return on average tangible equity (3)	(c)/(e)	15.30%	23.21%	15.28%
Adjusted tangible return on average tangible equity (3)	(d)/(e)	15.30%	17.57%	15.28%

		Six Months Ended
		June 30, 2017	June 30, 2016
Net Income		$288,066	$210,800
Add: Amortization of core deposit intangibles, net of tax (2)		2,074	2,407
Amortization of mortgage servicing assets, net of tax (2)		507	1,140
Tangible net income	(f)	$290,647	$214,347
Less: Gain on sale of the commercial property, net of tax(2)		(41,526)	—
Adjusted tangible net income	(g)	$249,121	$214,347

Average stockholders’ equity		$3,565,944	$3,224,652
Less: Average goodwill		(469,433)	(469,433)
Average other intangible assets (1)		(34,039)	(39,907)
Average tangible equity	(h)	$3,062,472	$2,715,312
Tangible return on average tangible equity (3)	(f)/(h)	19.14%	15.87%
Adjusted tangible return on average tangible equity (3)	(g)/(h)	16.40%	15.87%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory tax rate of 42.05%.

(3)	Annualized.